UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019 (December 3, 2019)

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Share Repurchase Agreement
On December 3, 2019, GrafTech International Ltd. (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with BCP IV GrafTech Holdings LP (the “Selling Stockholder”), the majority stockholder of the Company, pursuant to which the Company agreed to concurrently repurchase, directly from the Selling Stockholder, approximately $250 million of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The price per share to be paid by the Company equals the price at which the broker-dealer is purchasing shares from the Selling Stockholder in a secondary block trade pursuant to Rule 144 under the Securities Act of 1933, as amended, that launched on December 5, 2019, whereby the Selling Stockholder is selling certain other shares of Common Stock (the “Block Trade”). The Company funded the share repurchase with cash on hand. The closing of the share repurchase was conditioned on the closing of the Block Trade. The Block Trade was not conditioned upon the completion of the share repurchase. The share repurchase and block trade were completed on December 9, 2019.
The share repurchase decreased our stockholers' equity and cash by $250 million.  On a pro forma basis, had the share repurhase occurred on December 31, 2018, there would have been no impact to our basic or diluted earnings per share for the year ended December 31, 2018.  Assuming the same December 31, 2018 share repurchase date, our basic and diluted earnings per share would have increased by $0.14 per share for the nine-months ended September 30, 2019.
The description of the Share Repurchase Agreement in this report is qualified in its entirety by reference to the full text of the Share Repurchase Agreement incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth under Item 1.01 above regarding the share repurchase is incorporated herein by reference.

Item 8.01 Other Events.
On December 5, 2019 the Company issued a press release announcing the Block Trade and the share repurchase. The Company’s press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(b)   Pro forma financial information.
The pro forma financial information set forth under Item 1.01 above regarding the share repurchase is incorporated herein by reference.
(d)   Exhibits.

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated December 3, 2019 by and between GrafTech International Ltd. and BCP IV GrafTech Holdings LP.

99.1	Press release of GrafTech International Ltd., dated December 5, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	December 9, 2019	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Chief Financial Officer, Vice President Finance and Treasurer